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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 5, 2006

Total Med, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 M Homestead Street Manchester, CT	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 805-0701

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported on Form 8K, TotalMed, Inc. entered into a Stock Purchase Agreement on April 28, 2006 to acquire all of the issued and outstanding shares of eNotes Systems, Inc. a Florida corporation, (hereinafter “eNotes”) from its selling shareholders in exchange for a shares of common stock of the Company.  The parties to the Agreement are TotalMed, Inc. and eNotes Systems, Inc., a Florida corporation.

As part of the Agreement, TotalMed Inc. president Abraham Pierce has resigned, effective May 5, 2006 in favor of Jeffrey Eng.

JEFFREY ENG, B.A.Sc. – Our new President has substantial experience in administration and engineering.  For the 5 years prior to his joining our Company, Mr Eng was retired.  Immediately prior to his retirement, he was a Senior Staff Engineer for Nexen Inc. from October 1994 through March 2000.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1

Resignation Letter of Andrew Pierce.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 12, 2006

TotalMed, Inc.

/s/   Jeffrey Eng

_______________________________

Jeffrey Eng, President